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                                                                    Exhibit 23.2



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan of Occupational Health + Rehabilitation Inc of our report dated March 11, 1998, with respect to the consolidated financial statements and schedule of Occupational Health + Rehabilitation Inc included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP



Boston, Massachusetts
August 20, 1998